POWER OF ATTORNEY

	The undersigned hereby constitute and appoint each of Francis C. Poli, Adam Johnson, Lisa Phelan, and Sherri Jackson signing singly, the undersigned's true and lawful attorney-in-fact to:

	(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Cohen & Steers, Inc.,a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-factmay approve in such attorney-in-fact's discretion.

	(4) the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rightsand powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shalllawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request ofthe undersigned, are not assuming, nor is the Company assuming, any of theundersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the rules thereunder.

	This Power of Attorney shall remain in full force and effect untilthe undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactionsin securities issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writingdelivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 6th day of January, 2014.



/s/ Peter L. Rhein
_____________________
Peter L. Rhein


/s/ Richard P. Simon
_____________________
Richard P. Simon


/s/ Edmond D. Villani
_____________________
Edmond D. Villani


/s/ Bernard Winograd
_____________________
Bernard Winograd

_____________________
Peter L. Rhein


/s/ Richard P. Simon
_____________________
Richard P. Simon


/s/ Edmond D. V